SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 2004

                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                      0-20028                77-0214673
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
         Incorporation)                                      Identification No.)


                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
          (Address of Principal Executive Offices, Including Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

SALE OF COMMON STOCK

Valance Technology, Inc., in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004, announced that it entered into a securities purchase agreement pursuant to which the Company agreed to sell 2,475,248 shares of its common stock to Riverview Group LLC at a price of $3.03 per share pursuant to a registration statement on Form S-3 (registration number 333-67942) filed with the SEC on August 20, 2001, and as amended to date. The closing of the sale and the issuance of the common stock as contemplated by the securities purchase agreement occurred on December 1, 2004.

EXCHANGE OF PREFERRED STOCK

Valance Technology, Inc., in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004, announced that it entered into an amendment and exchange agreement with Riverview Group LLC to exchange the remaining 861 shares of the Company's Series C Convertible Preferred Stock (with a stated value of $8.6 million) for two new series of preferred stock, 431 shares of Series C-1 Convertible Preferred Stock (with a stated value of $4.3 million) and 430 shares of Series C-2 Convertible Preferred Stock (with a stated value of $4.3 million). The closing of the exchange and the issuance of the Series C-1 Convertible Preferred Stock and the Series C-2 Convertible Preferred Stock as contemplated by the amendment and exchange agreement occurred on December 2, 2004.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VALENCE TECHNOLOGY, INC.



                                           /s/ Kevin W. Mischnick
Date:   December 3, 2004                   -------------------------------------
                                           Name:  Kevin W. Mischnick
                                           Title: Vice President of Finance and
                                                  Assistant Secretary